Exhibit 99.1

Porter Bancorp to Present at Sandler O’Neill & Partners, L.P. East Coast Financial Services Conference

LOUISVILLE, Ky.--(BUSINESS WIRE)--November 6, 2008--Porter Bancorp, Inc. (NASDAQ: PBIB) announced that Maria L. Bouvette, its President and Chief Executive Officer, will make a presentation at the Sandler O’Neill & Partners, L.P. East Coast Financial Services Conference at The Ritz-Carlton in Palm Beach, Florida at 10:55 a.m. Eastern time on Thursday, November 13, 2008.

Porter Bancorp’s investor presentation will be webcast in real-time on November 13, 2008, beginning at 10:55 a.m. (Eastern Time). The webcast will be available through the Company’s website under the Investor Relations tab at www.pbibank.com.

Listeners should visit the site at least five minutes prior to the webcast to register. An on-line replay will follow and continue for 60 days. The related presentation materials will also be available on Porter Bancorp’s website (http://www.pbibank.com) under Investor Relations.

About Porter Bancorp, Inc.

Porter Bancorp, Inc., a bank holding company headquartered in Louisville, Kentucky, had $1.6 billion in assets as of September 30, 2008. Through Porter’s subsidiary PBI Bank, it operates 20 full-service banking offices in 12 counties in Kentucky. Porter Bancorp’s common stock is traded on the Nasdaq Global Market under the symbol “PBIB.”

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CONTACT:
Porter Bancorp, Inc.
Maria L. Bouvette, President & CEO, 502-499-4800